UMB Financial Corporation

1010 Grand Boulevard

Kansas City, MO 64106

For more information please contact:

Kelli Christman, 816.860.8508

Kelli.Christman@umb.com

UMB Announces Conference Call to Discuss Second Quarter Results,

KANSAS CITY, Mo. (July 9, 2013) - UMB Financial Corporation (Nasdaq: UMBF), a financial services holding company, plans to host a conference call to discuss its 2013 second quarter earnings results on July 24, 2013, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing (toll-free) 877-941-0844 or (U.S.) 480-629-9835. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=654062&s=1&k=435304C67C8622B493E635DE3B5B7582

A replay of the conference call may be heard until August 8, 2013, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4628244. The call replay may also be accessed via the company's website umb.com by visiting the investor relations area.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. It also has a loan production office in Texas. Subsidiaries of the holding company include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.